EXHIBIT 15

November 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 2, 2004 on our review of interim financial information of Sonoco Products Company for the period ended September 26, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-4 (File No. 333-119863) and on Forms S-8 (File No. 33-45594; File No. 33-60039; File No. 333-12657; File No. 333-69929; File No. 333-100799; and File No. 333-100798).

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP